Exhibit 99.1

Joint Filer Information

Name:	Ultramar Capital, Ltd.
IRS Identification Number:	98-0390464
Designated filer:	Ultramar Capital, Ltd.
Issuer and Trading Symbol:	Infocrossing Inc. (Nasdaq: IFOX)

Name:	MidOcean Associates, SPC
IRS Identification Number:	98-0390470
Designated filer:	Ultramar Capital, Ltd.
Issuer and Trading Symbol:	Infocrossing Inc. (Nasdaq: IFOX)

Name:	MidOcean Partners, LP
IRS Identification Number:	43-1994399
Designated filer:	Ultramar Capital, Ltd.
Issuer and Trading Symbol:	Infocrossing Inc. (Nasdaq: IFOX)

Name:	Existing Fund GP, Ltd.
IRS Identification Number:	13-4241733
Designated filer:	Ultramar Capital, Ltd.
Issuer and Trading Symbol:	Infocrossing Inc. (Nasdaq: IFOX)

Name:	MidOcean Capital Partners, L.P.
IRS Identification Number:	52-2046858
Designated filer:	Ultramar Capital, Ltd.
Issuer and Trading Symbol:	Infocrossing Inc. (Nasdaq: IFOX)

Name:	J. Edward Virtue
Designated filer:	Ultramar Capital, Ltd.
Issuer and Trading Symbol:	Infocrossing Inc. (Nasdaq: IFOX)

Name:	MidOcean Capital Investors, L.P.
IRS Identification Number:	52-2046859
Designated filer:	Ultramar Capital, Ltd.
Issuer and Trading Symbol:	Infocrossing Inc. (Nasdaq: IFOX)